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                                 EXHIBIT 24.1(B)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements of ESG Re Limited on Form S-8 (File No. 333-40341) and Form S-3 (File No. 333-69519) of our report dated March 8, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of ESG Re Limited for the year ended December 31, 1998.


Deloitte & Touche
Chartered Accountants

Hamilton, Bermuda
March 31, 1999


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